Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-200923 on Form S-8 of our report dated June 29, 2017, relating to the financial statements of KLX Inc. Employee Stock Purchase Plan appearing in this Annual Report on Form 11-K of KLX Inc. Employee Stock Purchase Plan for the year ended December 31, 2016.

/s/  DELOITTE & TOUCHE LLP

Boca Raton, Florida
June 29, 2017